Exhibit 99.2

Apple Inc.

Q4 2007 Unaudited Summary Data

	Q3 2007		Q4 2006		Q4 2007		Sequential Change		Year/Year Change
	CPU		CPU		CPU		CPU		CPU
Operating Segments	Units K	Rev $ M	Units K	Rev $ M	Units K	Rev $ M	Units	Revenue	Units	Revenue
Americas	824	$2,680	781	$2,348	965	$2,928	17%	9%	24%	25%
Europe	393	1,160	342	988	499	1,339	27%	15%	46%	36%
Japan	81	258	62	286	72	255	- 11%	- 1%	16%	- 11%
Retail	330	915	323	884	473	1,251	43%	37%	46%	42%
Other Segments (1)	136	397	102	331	155	444	14%	12%	52%	34%

Total Operating Segments	1,764	$5,410	1,610	$4,837	2,164	$6,217	23%	15%	34%	29%

							Sequential Change		Year/Year Change
	Units K	Rev $ M	Units K	Rev $ M	Units K	Rev $ M	Units	Revenue	Units	Revenue
Product Summary
Desktops (2)	634	$956	624	$869	817	$1,195	29%	25%	31%	38%
Portables (3)	1,130	1,577	986	1,344	1,347	1,908	19%	21%	37%	42%
Subtotal CPUs	1,764	2,533	1,610	2,213	2,164	3,103	23%	23%	34%	40%
iPod	9,815	1,570	8,729	1,559	10,200	1,619	4%	3%	17%	4%
Other Music Related Products and Services (4)		608		452		601		- 1%		33%
iPhone and Related Products & Services (5)	270	5	—	—	1,119	118	NM	NM	NM	NM
Peripherals and Other Hardware		308		297		346		12%		16%
Software, Service and Other Sales		386		316		430		11%		36%

Total Apple		$5,410		$4,837		$6,217		15%		29%

(1)   Other Segments include Asia Pacific and FileMaker.

(2)   Includes iMac, eMac, Mac mini, Mac Pro, PowerMac and Xserve product lines.

(3)   Includes MacBook, iBook, MacBook Pro and PowerBook product lines.

(4)   Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(5)   Units consist of iPhone handset sales; revenue is derived from handset sales, carrier agreements, and Apple-branded and third-party iPhone accessories.

NM:  Not Meaningful